UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2023

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (617) 425-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	CRAI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, at the annual meeting of our shareholders held on July 13, 2023, the shareholders of CRA International, Inc. (“we,” “us,” “our” or the “Company”) approved amendments to our Amended and Restated 2006 Equity Incentive Plan (as so amended, the “Plan”) which, among other things, (i) increase the maximum number of shares issuable under the Plan by 500,000 shares of our common stock, no par value (the “Common Stock”), (ii) limit the term of any stock appreciation right (“SAR”) to ten years, (iii) make other minor revisions that clarify the terms of the Plan and (iv) make certain amendments to the French Sub-plan included in the Plan. The Plan is described in more detail in our definitive proxy statement on Form DEF 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 28, 2023.

The foregoing description of the Plan, and the description of the Plan incorporated by reference from the Proxy Statement, are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 13, 2023, we held an annual meeting of our shareholders. A total of 6,995,085 shares of our Common Stock were outstanding as of May 22, 2023, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Richard Booth, William Concannon and Christine Detrick as our Class I directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Richard D. Booth	5,584,476	64,676	547,446

William F. Concannon	4,941,710	707,442	547,446

Christine R. Detrick	5,434,465	214,687	547,446

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the annual meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,361,472	246,714	40,966	547,446

Proposal Three: Frequency of Advisory Shareholder Votes on Executive Compensation

Our shareholders voted to approve, on an advisory basis, every year as the preferred frequency of our holding advisory shareholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,978,128	179,358	450,228	41,438	547,446

Based on these results and consistent with the highest number of votes cast with respect to this matter, our board of directors has decided to hold advisory shareholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K every year until the next required vote on the frequency of such advisory votes.

Proposal Four: Approval of Amendments to our Amended and Restated 2006 Equity Incentive Plan, and to approve the entire Plan, as so amended, for purposes of French law.

Our shareholders voted to approve amendments to the Plan, including increasing the maximum number of shares issuable under the Plan by 500,000, as well as approving the entire Plan, as amended, for purposes of French law. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,376,211	268,628	4,313	547,446

Proposal Five: Ratification of Grant Thornton LLP as our Independent Registered Public Accountants for Fiscal 2023

Our shareholders ratified the appointment by our audit committee of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 30, 2023. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,194,712	996	890	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title
10.1	CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 17, 2023	By:	/s/ Daniel K. Mahoney
Daniel K. Mahoney
Chief Financial Officer, Executive Vice President and Treasurer